Exhibit 3.2
EXECUTION COPY

CHEFS’ WAREHOUSE HOLDINGS, LLC

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of May 19, 2011
THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.
CERTAIN OF THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN THIS AGREEMENT.

TABLE OF CONTENTS

Article I DEFINITIONS	1
1.1 Certain Defined Terms	1
1.2 Interpretative Matters	8

Article II ORGANIZATIONAL MATTERS	9
2.1 Formation of the Company	9
2.2 Limited Liability Company Agreement	9
2.3 Name	9
2.4 Purpose	9
2.5 Principal Office; Registered Office	9
2.6 Term	9
2.7 No State-Law Partnership	9

Article III ADMISSION OF MEMBERS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	10
3.1 Capitalization	10
3.2 Admission of Members; Additional Members	11
3.3 Capital Accounts	12
3.4 Negative Capital Accounts	13
3.5 No Withdrawal	13
3.6 Loans From Members	13

Article IV DISTRIBUTIONS AND ALLOCATIONS	13
4.1 Distributions	13
4.2 Allocations	14
4.3 Special Allocations	14
4.4 Offsetting Allocations	15
4.5 Tax Allocations	15
4.6 Indemnification and Reimbursement for Payments on Behalf of a Member	16

Article V RIGHTS AND DUTIES OF MEMBERS	16
5.1 Power and Authority of Members	16
5.2 Voting Rights; Voting Agreement	16
5.3 Liability of Members	17
5.4 Investment Opportunities and Conflicts of Interest	17
5.5 Books and Records	17
5.6 Meetings of Members	18

Article VI MANAGEMENT OF THE COMPANY	19
6.1 Board of Directors	19
6.2 Committees of the Board of Directors	21
6.3 Officers	21
6.4 Further Delegation of Authority	23
6.5 Fiduciary Duties	23
6.6 Performance of Duties; Liability of Directors and Officers	23
6.7 Interested Party Transactions	23
6.8 Indemnification	24

Article VII TAX MATTERS	26
7.1 Preparation of Tax Returns	26
7.2 Tax Elections	26
7.3 Tax Controversies	26
7.4 Tax Allocations	27
7.5 Code Section 83 Safe Harbor Election	27

Article VIII TRANSFER OF UNITS; SUBSTITUTE MEMBERS	28
8.1 Restrictions on Transfers	28
8.2 Void Transfers	28
8.3 Substituted Member	28
8.4 Effect of Assignment	28
8.5 Additional Transfer Restrictions	29
8.6 Legend	29
8.7 Transfer Fees and Expenses	29
8.8 Effective Date	29
8.9 Effect of Incapacity	29

Article IX DISSOLUTION AND LIQUIDATION	30
9.1 Dissolution	30
9.2 Liquidation and Termination	30
9.3 Class C Unit Giveback Obligation	31
9.4 Cancellation of Certificate	31
9.5 Reasonable Time for Winding Up	31
9.6 Return of Capital	31
9.7 Hart-Scott-Rodino	31

Article X CERTAIN AGREEMENTS	31
10.1 Intentionally Omitted.	31
10.2 Qualified Public Offering	31
10.3 Company Sale	32
10.4 Purchase Option	33
10.5 Intentionally Omitted	34
10.6 Intentionally Omitted	34

Article XI GENERAL PROVISIONS	35
11.1 Power of Attorney	35
11.2 Amendments	35
11.3 No Right of Partition	35
11.4 Remedies	35
11.5 Successors and Assigns	35
11.6 Severability	35
11.7 Counterparts	36
11.8 Applicable Law	36
11.9 Addresses and Notices	36
11.10 Creditors	36
11.11 Waiver	36
11.12 Further Action	36
11.13 Entire Agreement	36
11.14 Delivery by Facsimile	37
11.15 Survival	37

11.16 Public Disclosures	37
11.17 Reports	37
11.18 Confidentiality	37
EXHIBITS
Exhibit A — Form of Non-competition and Non-solicitation Agreement

CHEFS’ WAREHOUSE HOLDINGS, LLC
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
     THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CHEFS’ WAREHOUSE HOLDINGS, LLC (the “Company”) is made and entered into to be effective for all purposes as of May 19, 2011 (the “Effective Date”), by and among the Company and the members identified on Schedule A attached hereto.
RECITALS:
     WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Act by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware;
     WHEREAS, the Existing Members entered into an Amended and Restated Limited Liability Company Agreement (the “Original Agreement”), dated as of July 1, 2005, setting forth the rights, powers and interests of the members with respect to the Company and their membership interests therein and to provide for the management of the business and operations of the Company;
     WHEREAS, on October 22, 2010, the Company redeemed all of the issued and outstanding Class A Units;
     WHEREAS, the Existing Members now wish to amend and restate the Original Agreement.
     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          1.1 Certain Defined Terms. Capitalized terms used herein shall have the following meanings:
     “Additional Member” means a Person admitted to the Company as a Member pursuant to Section 3.2.
     “Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).
     “Affiliate” of any particular Person means (a) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, (b) with respect to any Person who is an individual, any member of such individual’s Family Group and (c) with respect to any Person that is a partnership or limited liability company, any partner or member thereof (as applicable).
     “Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified or waived from time to time in accordance with the terms hereof.
     “Approved Company Sale” has the meaning set forth in Section 10.3(a).
     “Assumed Tax Rate” means the highest applicable blended marginal federal, state and local income tax rates to which any Member (or any Person whose tax liability is determined in whole or in part by reference to the income of such Member) may be subject (taking into account the deductibility, if any, of state and/or local taxes for federal and state income tax purposes) on ordinary income or capital gain (taking into account the applicable holding period), as the case may be.
     “Available Profits” means, with respect to any Class C Unit, (a) the cumulative amount of all items of Company profit as computed for purposes of maintaining Capital Accounts for all fiscal years of the Company (“Company Profits”), over (b) the sum of (i) all Company Profits realized on or prior to the time of issuance of such Class C Unit, and (ii) to the extent not included in the preceding clause (i), all Company Profits attributable to the sum of the excess of the fair market value of the Company’s assets as of the time of issuance of such Class C Unit over the cost basis of the Company’s assets as of such time (or, if different, the Book Value of such assets for purposes of determining Company Profits). Notwithstanding the preceding sentence, the total amount of the Company Profits included in Available Profits for any taxable year shall not exceed the total amount of the Company’s net income, as determined for federal income tax purposes, for such taxable year. Company Profits that are counted as Available Profits for purposes of determining whether a Member has a capital contribution obligation under Section 9.3 may not be counted again as Available Profits for purposes of making that same determination as to any other Member. The Board of Directors may, with the consent of the holders of a majority of the Class C Units, irrevocably elect, not later than the date (not including any extension of time) prescribed by law for the filing of the Company’s tax return for a Fiscal Year, to exclude any item or amount of Company Profits for such Fiscal Year from Available Profits.
     “Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
     “Board of Directors” has the meaning set forth in Section 6.1(a).
     “Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments that have been made that were required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).
     “Business” means, at any particular time, the business of supplying food products and specialized ingredients to restaurants, country clubs, corporate dining facilities, gourmet retail stores, and other food service establishments and food retailers, and lines of business ancillary thereto, and any other business conducted by the Company and its Subsidiaries at such time.
     “C Corporation Effective Date” has the meaning set forth in Section 3.3(d).
     “Capital Account” has the meaning set forth in Section 3.3(a).
     “Capital Contributions” means any cash, cash equivalents, promissory obligations (other than promissory obligations of the contributing Member) or the Fair Market Value of other property that a

Member contributes to the Company with respect to any Unit or other Equity Securities issued pursuant to Section 3.1.
     “Cause” as used in this Agreement solely with respect to removal of a Director, means conviction of a felony or a finding by a court (or arbitrator) of competent jurisdiction of liability for gross negligence, or willful misconduct, in the performance of the Director’s duty to the Company in a matter of substantial importance to the Company, where such adjudication is no longer subject to direct appeal.
     “CEO” has the meaning set forth in Section 6.3(b)(i).
     “Class A Unit” means a Unit having the rights and obligations specified with respect to Class A Units in this Agreement.
     “Class B Unit” means a Unit having the rights and obligations specified with respect to Class B Units in this Agreement.
     “Class C Unit” means a Unit having the rights and obligations specified with respect to Class C Units in this Agreement.
     “Code” means the United States Internal Revenue Code of 1986, as amended.
     “Company” has the meaning set forth in the preamble hereto.
     “Company Sale” means the consummation of any merger or consolidation of the Company with or into any other Person or any sale of all or substantially all of the ownership interests or assets (on a consolidated basis) of the Company (other than in a transaction with or a sale to any Affiliate of any Member or a transaction following which the holders of the outstanding membership interests of the Company together own a majority of the outstanding ownership interests of the surviving corporation or business entity).
     “Compensation Committee” means the compensation committee of the Board of Directors, or, if no such committee exists, the Board of Directors.
     “Competitive Activity” means to (i) directly or indirectly, own any interest in, manage, control, participate in, consult with, render services for, operate or in any manner engage in any business in which the Company or its Subsidiaries engage, or, to his or her knowledge, propose to engage, as of the date, (A) with respect to a Management Member, such Management Member’s employment with the Company and its Subsidiaries terminates or (B) with respect to a Stockholder, such Stockholder ceases to beneficially own any Units, as applicable, anywhere in the world in which the Company’s or its Subsidiaries’ products are directly or indirectly marketed or sold, or (ii) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, or (iii) hire directly or through another entity any person who was an employee of the Company or its Subsidiaries on the date (A) with respect to a Management Member, such Management Member’s employment with the Company and its Subsidiaries terminates or (B) with respect to a Stockholder, such Stockholder ceases to beneficially own any Units, as applicable, (or, with respect to (A) or (B), at any time within three months prior thereto), within nine months following the date of termination of such person’s employment with the Company or its Subsidiary, or (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any customer, supplier, licensee or other business relation thereof.

     “Cumulative Tax Shortfall” of a Member means the excess, if any, of (a) the aggregate federal, state and local tax liabilities attributable to all allocations to the Member of Profit arising from and after the Effective Date (reduced by all current and prior allocations to such Member of Loss arising from and after the Effective Date), over (b) all current and prior Distributions to such Member pursuant to Section 4.1(a) and Section 4.1(b). For purposes of clause (a) hereof, (i) the assumed tax liability of each Member shall be computed based on the Assumed Tax Rate and (ii) notwithstanding anything to the contrary, the federal, state and local tax liabilities that are taken into account in determining the Cumulative Tax Shortfall for any particular Member with respect to such Member’s Class B Units and the amount of Tax Distributions based thereon shall take into account any positive adjustments that increase taxable income of that particular Member and are made under curative or remedial allocation methods as described in Treasury Regulation Section 1.704-3 (the “Class B Positive Remedial Adjustments”).
     “Dairyland” means Dairyland USA Corporation, a New York corporation.
     “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. §§ 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.
     “Director” has the meaning given such term in Section 6.1(a).
     “Distribution” means each distribution made by the Company to a Member solely in respect of its Units (and not on account of, among other things, salary, bonus or non-compete payments), whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities of the Company in connection with the termination of employment of an employee of the Company or any of its Subsidiaries and (b) any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units.
     “Effective Date” has the meaning set forth in the preamble hereto.
     “Employment Agreement” means any employment agreement approved by the Board of Directors and entered into by the Company or any Subsidiary of the Company with an employee of the Company or such Subsidiary.
     “Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities, directly or indirectly, convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options, directly or indirectly, to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or, directly or indirectly, to subscribe for or to purchase any securities, directly or indirectly, convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
     “Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
     “Existing Member” has the meaning set forth in the preamble hereto.

     “Fair Market Value” means, with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation as determined in good faith by the Board of Directors, taking into account all relevant factors determinative of value.
     “Family Group” means an individual’s spouse, siblings and descendants (whether natural or adopted) and any trust, limited partnership or limited liability company established solely for the benefit of such individual or such individual’s spouse, siblings or descendants.
     “Fiscal Quarter” means each calendar quarter ending closest to March 31, June 30, September 30 and December 31.
     “Fiscal Year” means the calendar year ending closest to December 31.
     “GAAP” means accounting principles generally accepted in the United States of America, consistently applied and maintained throughout the applicable periods.
     “Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
     “Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own (directly or indirectly) in excess of 5% of the Company’s Units (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse, descendent or other family member (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner or such other Persons.
     “Liquidation Value” means for any Unit and as of any date of determination, the amount, as determined by the Board of Directors in good faith, that the holder of such Unit would receive in respect of such Unit if the Company and its Subsidiaries were sold for their then fair market value and, after payment of all creditors and reasonable reserves for contingent liabilities and obligations, the remaining proceeds were distributed to the holders of Units in accordance with the distribution priorities specified in Section 4.1(b).
     “Losses” means items of Company loss and deduction determined according to Section 3.3.
     “Majority Class B Holders” means, at any time, the holders of a majority of the Class B Units then outstanding.
     “Management Member” means any Member that is an employee or director of the Company or any of its Subsidiaries.
     “Management Units” means (a) Units issued to Management Members and Class C Units issued to any Person and (b) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular Management Units, such Units shall cease to be Management Units when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (ii) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (iii) repurchased by the Company or any of its Subsidiaries.

     “Member” means each of the Management Members, and any Person admitted to the Company as a Substituted Member or Additional Member; but only until such time as such Person ceases to own any Units in accordance with the provisions of this Agreement.
     “Members’ Unit Register” has the meaning set forth in Section 5.5.
     “Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).
     “Net Capital Contribution” means, for any Unit, the amount (if positive) by which (a) the aggregate Capital Contributions made in respect of such Unit, exceed (b) the aggregate Distributions made in respect of such Unit pursuant to Section 4.1.
     “Net Losses” for any period of determination means the excess, if any, of all of the items of Company loss and deduction for such period determined according to Section 3.3 over all of the items of Company income and gain for such period determined according to Section 3.3.
     “Net Profits” for any period of determination means the excess, if any, of all of the items of Company income and gain for such period determined according to Section 3.3 over all of the items of Company loss and deduction for such period determined according to Section 3.3.
     “Notice” has the meaning set forth in Section 7.5(a).
     “Officers” has the meaning set forth in Section 6.3.
     “Original Agreement” has the meaning set forth in the recitals hereto.
     “Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an association or other entity or a Governmental Entity.
     “Profits” means items of Company income and gain determined according to Section 3.3.
     “Purchase Notice” has the meaning set forth in Section 10.4(c).
     “Purchase Option” has the meaning set forth in Section 10.4(a).
     “Qualified Public Offering” means an underwritten sale to the public of the Company’s (or its successor’s) equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission on Form S-1 (or any successor form adopted by the Securities and Exchange Commission) which results in aggregate proceeds to the Company and any stockholders of the Company selling equity securities in such offering (net of underwriting discounts and selling commissions) of at least $75,000,000 and after which the Company’s (or its successor’s) equity securities are listed on a U.S. national securities exchange or the NASDAQ Stock Market; provided that a Qualified Public Offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of securities to existing securityholders or employees of the Company and its subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the Securities and Exchange Commission).
     “Regulatory Allocations” has the meaning set forth in Section 4.3(e).

     “Secretary” has the meaning set forth in Section 6.3(b)(vii).
     “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
     “Stockholders” means Dean Facatselis, Kay Facatselis, Christopher Pappas and John Pappas.
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
     “Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 8.3(a).
     “Tax Distribution” has the meaning set forth in Section 4.1(a).
     “Tax Matters Partner” has the meaning set forth in Section 6231 of the Code.
     “Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 7.2.
     “TCW” means The Chefs’ Warehouse, LLC, a Delaware limited liability company.
     “Termination Date” has the meaning set forth in Section 10.4(b)(i).
     “Termination for Cause” means (a) for any Management Member party to an Employment Agreement, termination of such Management Member’s employment with the Company or any of its Subsidiaries for reasons constituting “Cause” as defined in such Employment Agreement, and (b) for any other Management Member, the termination of such Management Member’s employment with the Company or any of its Subsidiaries on the following grounds: (i) the failure of such Person to perform such duties as are lawfully requested by the Board of Directors or by any employee to whom such Person reports, directly or indirectly, (ii) the failure by such Person to observe the material policies of the Company and its Subsidiaries applicable to such Person and communicated to such Person in writing, (iii) any action or failure to act constituting gross negligence or willful misconduct of such Person in the performance of his or her duties, (iv) the material breach of any provision of such Management Member’s employment agreement or the breach of any non-competition, non-solicitation or similar restrictive agreement with the Company or any of its Subsidiaries, or (v) any act of fraud, embezzlement or dishonesty against the Company or its Subsidiaries, or the commission of any felony, or any conduct tending to bring the Company or its Subsidiaries into substantial public disgrace or disrepute.
     “Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
     “Treasury Regulations” means the tax regulations promulgated from time to time under the Code.
     “Unit” has the meaning set forth in Section 3.1(a).
     “West Coast” means The Chefs’ Warehouse West Coast, LLC, a Delaware limited liability company.
          1.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:
          (a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
          (b) words importing any gender shall include other genders;
          (c) words importing the singular only shall include the plural and vice versa;
          (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;
          (e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
          (f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;
          (g) references to any Person include the successors and permitted assigns of such Person;
          (h) the use of the words “or,” “either” and “any” shall not be exclusive;
          (i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;
          (j) references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and
          (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
ARTICLE II
ORGANIZATIONAL MATTERS
          2.1 Formation of the Company. The Company was formed on June 17, 2005, pursuant to the provisions of the Delaware Act.
          2.2 Limited Liability Company Agreement. The Members agree to continue the Company as a limited liability company under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement, as amended from time to time. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act.
          2.3 Name. The name of the Company shall be “Chefs’ Warehouse Holdings, LLC.” The Board of Directors in its sole discretion may change the name of the Company at any time and from time to time. The Company’s business may be conducted under its name or any other name or names deemed advisable by the Board of Directors.
          2.4 Purpose. The purpose and business of the Company shall be to (a) engage in the Business, directly or through its Subsidiaries, (b) carry on any other lawful business, purpose or activity permitted to be carried on by limited liability companies under the Delaware Act, (c) exercise all rights and powers granted to the Company under this Agreement and any other agreements contemplated hereby, as the same may be amended from time to time and (d) engage in any other lawful acts or activities incidental or ancillary thereto as the Board of Directors deems necessary or advisable for which limited liability companies may be organized under the Delaware Act.
          2.5 Principal Office; Registered Office. The principal office of the Company shall be located at 100 East Ridge Road, Ridgefield, CT 06877 and may be any such other place as the Board of Directors may from time to time designate. All business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board of Directors deems advisable. The address of the registered office of the Company in the State of Delaware shall be 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company.
          2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article IX.
          2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III
ADMISSION OF MEMBERS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
          3.1 Capitalization.
          (a) Units; Initial Capitalization. Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement shall be represented by units of limited liability company interest (each, a “Unit”). The Company initially shall have three authorized classes of Units, designated Class A Units, Class B Units and Class C Units. Subject to Section 3.1(b), the Company may issue up to 25,000,000 Class A Units, 50,000,000 Class B Units and 8,333,333 Class C Units. The ownership by a Member of Class A Units, Class B Units or Class C Units shall entitle such Member to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV and Article IX. Units shall be issued in non-certificate form; provided that the Board of Directors may cause the Company to issue certificates to a Member representing Units held by such Member. Any Units that are forfeited by a Member pursuant to the terms of this Agreement or any other agreement between the Company and such Member shall be deemed to have been reacquired by the Company. For purposes of this Agreement, Units held by the Company or any of its Subsidiaries shall be deemed not to be outstanding.
          (b) Issuance of Additional Units. The Board of Directors shall have the right to cause the Company to issue at any time after the Effective Date, and for such amount and form of consideration as the Board of Directors may determine, (i) additional Units or other interests in the Company (including creating other classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board of Directors), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company and in connection therewith the Board of Directors shall have the power to make such amendments to this Agreement as the Board of Directors in its discretion deems necessary or appropriate to give effect to such additional issuance.
          (c) Class C Units.
     (i) The Company shall reserve 8,333,333 Class C Units for issuance to employees, directors and other service providers of the Company and its Subsidiaries, on the terms set forth in this Section 3.1(c).
     (ii) Subject to compliance with Sections 3.2(c), Class C Units may be awarded from time to time to employees, directors and other service providers of the Company and its Subsidiaries by the CEO after consultation with the Board of Directors; provided that, unless the Board of Directors determines otherwise, any issuance of Class C Units to any such Person shall be conditioned upon such Person entering into a non-competition and non-solicitation agreement with the Company substantially in the form attached hereto as Exhibit A (or such other form as the Board of Directors may approve).
     (iii) No holder of Class C Units may Transfer his or her Class C Units.

     (iv) Except as otherwise set forth in a grant agreement evidencing the issuance of such Class C Units, Class C Units shall be unvested at issuance and shall vest in equal (1/4th) amounts as of the last day of each of the four successive annual anniversaries of the date of issuance of such Units; provided, first, that any unvested Class C Units held by a Management Member shall be forfeited on the date the Management Member’s employment with the Company and its Subsidiaries terminates for any reason; provided, second, that all Class C Units held by a Management Member shall vest on an Approved Company Sale; provided, third, that all Class C Units held by a Management Member (vested and unvested) shall be forfeited on the date of a Termination for Cause of such Management Member’s employment with the Company and its Subsidiaries; and provided, fourth, that all Class C Units held by a Management Member (vested and unvested) shall be forfeited on the date such Management Member’s engages in a Competitive Activity. Class C Units that are forfeited by any Management Member as provided herein may be re-issued to employees, directors or other service providers of the Company and its Subsidiaries by the CEO after consulting with the Board of Directors. Every Management Member receiving Class C Units will timely make an election under section 83(b) of the Code with respect to such Units upon their issuance, in a manner reasonably prescribed by the Company.
     (v) Notwithstanding the foregoing, the CEO or Board of Directors may determine, in its discretion, different vesting criteria for any Class C Units issued to an employee, director or service provider of the Company and its Subsidiaries.
     (vi) Notwithstanding the vesting and forfeiture provisions set forth in this Section 3.1(c), the Board of Directors, in its discretion, in connection with the termination of employment of a Management Member, may accelerate the vesting of all or any portion of the unvested Class C Units held by such Management Member or waive the forfeiture of any Class C Units held by such Management Member.
          3.2 Admission of Members; Additional Members.
          (a) Schedule of Members. The name and address of each Member, the number of Units of each class owned by such Member at any time, and the amount of Capital Contributions in cash (or, to the extent reflected on the attached Schedule of Members, other consideration) made with respect to such Units, shall be set forth next to such Member’s name on the Schedule of Members, as amended from time to time in accordance with this Agreement.
          (b) Current Members. The Members have made Capital Contributions in cash (or, to the extent reflected on the attached Schedule of Members, other consideration) to the Company in the aggregate amount set forth opposite the Members’ names on the attached Schedule of Members in exchange for the number of Units set forth opposite such Member’s name on the attached Schedule of Members.
          (c) Additional Members. A Person may be admitted to the Company as an Additional Member upon furnishing to the Board of Directors (i) a joinder agreement, in form satisfactory to the Board of Directors, pursuant to which such Person agrees to be bound by all the terms and conditions of this Agreement, and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into an investor representation agreement or such other documents as the Board of Directors may deem appropriate in its sole discretion). Such admission shall become effective on the date on which the Board of Directors determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company. Upon the admission of an Additional Member, the

Schedule of Members attached hereto shall be amended to reflect the name, address and Units and other interests in the Company of such Additional Member.
          3.3 Capital Accounts.
          (a) The Company shall maintain a separate capital account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) (each, a “Capital Account”). The Capital Account of each Member shall be credited initially with an amount equal to such Member’s cash contributions and the Fair Market Value of property contributed to the Company by the Member (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to Section 752 of the Code).
          (b) For this purpose, the Company may (in the sole discretion of the Board of Directors), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.
          (c) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:
     (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
     (ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
     (iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
     (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
     (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
          (d) Notwithstanding anything in this Agreement to the contrary, in the event the Company has elected to be treated as an association taxable as a corporation for United States federal income tax purposes, the Capital Accounts of the Members shall be restated as of the effective date of such election (the “C Corporation Effective Date”) in order to give effect to the deemed formation of the C corporation for federal tax purposes, and all future adjustments to the Capital Accounts shall be made at the discretion of the Board of Directors in order to give effect to the relative economic interests of the Members.
          3.4 Negative Capital Accounts. Subject to Section 9.3, no Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
          3.5 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.
          3.6 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS
          4.1 Distributions.
          (a) Tax Distributions. The Board of Directors shall distribute amounts to the Members to the extent of their respective Cumulative Tax Shortfalls (“Tax Distributions”) as set forth in this Section 4.1(a), and shall, if necessary, cause the Company to borrow money, to the extent practicable, in order to make a Tax Distribution, unless a Tax Distribution is waived by the Majority Class B Holders. Tax Distributions shall be made on a quarterly basis (in each case, at least 10 days prior to the due date (without extensions) for the payment of federal estimated or income tax (as applicable)) in amounts sufficient to satisfy the federal, state and local estimated and income tax obligations of the Members (calculated based on the Assumed Tax Rate). If any Tax Distributions are made, then subsequent Distributions shall be made to the Members in such a way that, to the extent possible, cumulative Distributions to the Members shall equal the cumulative Distributions the Members would have received under Section 4.1(b) in the absence of this Section 4.1(a). Tax Distributions shall not be considered advance Distributions to Members under Section 4.1(b)(i), but shall be considered advance Distributions to Members under the other clauses of Section 4.1(b) (in order of priority). No Tax Distributions shall be made following a C Corporation Effective Date, except to the extent necessary to give effect to the two immediately preceding sentences.
          (b) Other Distributions. Subject to the provisions of this Article IV, the Board of Directors shall have sole discretion regarding the amount and timing of Distributions to the Members; provided that as soon as reasonably practicable after the sale of, or a sale of the assets of, any Subsidiary of the Company, a distribution of the proceeds of such sale realized by the Company, after payment or provision for payment of related expenses and establishment of reserves for contingent liabilities, and subject to the Company’s right to use some or all of such proceeds to fund acquisitions or for other general Company purposes, shall be made to the Members. All such Distributions shall be made among the Members ratably based on the number of Class B and Class C Units held by such Members. Notwithstanding the foregoing, no distribution shall be made to any Member with respect to any of such Member’s Class C Units that are at the time of such distribution unvested, unless the Board of Directors specifically approves such distribution of unvested Units. Distributions not made to a Member as a result of such Member’s Class C Units being in part unvested shall be retained by the Company and shall be made to such Member within 30 days following the vesting of such Class C Units. Any amounts distributed to a Member with respect to any Class C Units which as of the date of distribution are unvested and do not subsequently vest shall be deemed to have been loaned to such Member and shall become due and payable to the Company by such Member on the date such Member transfers or forfeits any of his or her Class C Units that as of the date of transfer or forfeiture are unvested. The Company shall have all remedies available under law or equity to enforce the collection of such debt, any interest owed thereon, and all costs of collection (including reasonable attorneys’ fees), and interest at the prevailing prime rate on all costs and fees.
          (c) Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Sections 4.2 through 4.4.
          4.2 Allocations.
          (a) Except as otherwise provided in Section 4.3, Net Profits and Net Losses shall be allocated annually (and at such other times as the Board of Directors determines) to the Members in such manner that, as of the end of such Fiscal Year, the sum of (a) the Capital Account of each Member, (b) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (c) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall, to the extent possible, be equal to the amount, positive or negative, which would be distributed to such Member (in the case of a positive amount) or for which such Member would be liable to the Company under this Agreement (in the case of a negative amount), if (i) the Company were to sell the assets of the Company for an amount equal to their then-book value, (ii) the Company were to distribute the proceeds of sale pursuant to Section 4.1 and (iii) the Company were to dissolve pursuant to Article IX. For the avoidance of doubt, and notwithstanding any provision set forth in this Section 4.2, the Board of Directors shall have sole discretion in determining whether to allocate Profits to holders of Class C Units that are non-vested.
          (b) Notwithstanding the foregoing, Net Profits and Net Losses arising after a C Corporation Effective Date shall be allocated among the Capital Accounts of the Members in such manner as the Board of Directors determines is consistent with the economic rights of the Members.
          4.3 Special Allocations. Prior to a C Corporation Effective Date, the special allocations described in this Section 4.3 shall be made prior to the allocations set forth in Section 4.2(a). No further allocations pursuant to this Section 4.3 need be made following a C Corporation Effective Date.
          (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).
          (b) Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year

(and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
          (c) If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a “qualified income offset” provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
          (d) Profits and Losses described in Section 3.3(c)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).
          (e) The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Company distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.
          4.4 Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Board of Directors shall use its reasonable best efforts to allocate any corresponding Profit or Loss of the Company to the Member who recognizes such item in order to reflect the Members’ economic interest in the Company.
          4.5 Tax Allocations. The provisions set forth in this Section 4.5 shall apply only prior to a C Corporation Effective Date.
          (a) The income, gains, losses and deductions of the Company will be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses and deductions will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
          (b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.
          (c) If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
          (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Tax Matters Partner taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).
          (e) Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.
          4.6 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including, without limitation, federal withholding taxes, state or local personal property taxes, and state or local unincorporated business taxes), then such Member shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board of Directors may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.6. A Member’s obligation to indemnify and make contributions to the Company under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law).
ARTICLE V
RIGHTS AND DUTIES OF MEMBERS
          5.1 Power and Authority of Members. Unless delegated such power in accordance with Section 6.4, no Member shall, in its capacity as such, have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of Directors of the powers and rights conferred on it by law and by this Agreement.
          5.2 Voting Rights; Voting Agreement.
          (a) Voting Rights. Except as otherwise provided in this Section 5.2, as specifically set forth in this Agreement (including Section 6.1(c)) or as otherwise required by applicable law, Members holding Class B Units shall be entitled to one (1) vote for each Class B Unit held by such Member in connection with the election of Directors and on all matters to be voted upon by the Members of the Company, and Class C Units shall have no voting power in connection with the election of Directors and no right to vote upon or approve any other matter to be voted upon or approved by the

Members of the Company (without prejudice to any consent rights that the holders of such Units have expressly been granted under this Agreement).
          (b) Nothing in this Agreement shall be construed to impair any rights that the Members may have to remove any Director for “cause” under applicable law.
          5.3 Liability of Members. Except as otherwise required by applicable law or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including without limitation those arising as member, owner or shareholder of another company, partnership or entity). Under the Delaware Act, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article IX shall be deemed to constitute money or other property paid or distributed in violation of the Delaware Act, and the Members agree that each such Distribution shall constitute a compromise of the Members within the meaning of Section 18-502(a) of the Delaware Act, and the Member receiving such Distribution shall not be required to return to any Person any such money or property. If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Members.
          5.4 Investment Opportunities and Conflicts of Interest. Each Management Member (so long as such Management Member is an employee or representative of the Company) shall, and shall cause each of its Affiliates to, bring all investment or business opportunities to the Company of which any of the foregoing become aware and which they believe are, or may be, within the scope and investment objectives related to the Business, which would or may be beneficial to the Business, or are otherwise competitive with the Business.
          5.5 Books and Records. The Company shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of meetings of the Members, the Board of Directors and any committee thereof, and (c) a current list of the Directors and Officers and their residence addresses; and the Company shall also keep at its principal executive office a record containing the names and addresses of all Members, the total number and class of Units held by each Member, and the dates when they respectively became the owners of record thereof (the “Members’ Unit Register”). Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Any Member, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Members’ Unit Register and the Company’s other books and records, and to make copies of extracts therefrom. In addition, any Member that holds Class A Units or Class B Units representing at least 10% of the aggregate number of Class A Units and Class B Units, collectively, then outstanding, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the books and records of the Company’s Subsidiaries, and to make copies of extracts therefrom. A proper purpose shall mean any purpose reasonably related to such Person’s interest as a Member. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business.

          5.6 Meetings of Members.
          (a) Annual Meetings. An annual meeting of the Members shall be held each year within 90 days after the close of the immediately preceding fiscal year of the Company for the purpose of electing Directors and of conducting such proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board of Directors.
          (b) Special Meetings. Special meetings of Members may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Majority Class B Holders, a majority of the Directors, or the holders of not less than a majority of the Units then outstanding that are entitled to vote on the matter(s) to be considered.
          (c) Notice. Whenever Members (or any class of Members) are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each Member entitled to vote at such meeting and to each Director not less than one nor more than 45 days before the date of the meeting. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
          (d) Quorum. Members holding a majority of the class or classes of Units entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members, and Members holding a majority of the Units of any class, present in person or represented by proxy, shall constitute a quorum at all meetings of such class; provided, that for a quorum to exist, at least the Majority Class B Holders must be present in person or represented by proxy.
          (e) Vote Required. When a quorum is present, the affirmative vote of the Members holding a majority of the Units present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class of Units is required, the affirmative vote of the Members holding a majority of interests of such class present in person or represented by proxy at the meeting of such class shall be the act of such class, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.
          (f) Proxies. Each Member entitled to vote at a meeting of Members or any class of Members or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of Members or any class of Members, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no Units may be represented or voted under a proxy that have been found to be invalid or irregular.
          (g) Action by Written Consent. Any action required to be taken at any annual or special meeting of Members, or at any meeting of any class of Members, or any action that may be taken at any annual or special meeting of such Members or class of Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Members who signed the consent or consents, shall be signed by Members holding not less than the minimum Units or class of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to the Company’s principal place of business, or an officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Members are recorded. If action is so taken without a meeting by less than unanimous written consent of the Members or of any class of Members, a copy of such written consent shall be delivered promptly to all Members or all Members of such class, who have not consented in writing. Any action taken pursuant to such written consent or consents of the Members or any class of Members shall have the same force and effect as if taken by the Members at a meeting of the Members or such class.
          (h) Record Dates. For purposes of determining the Members entitled to notice of or to vote at a meeting of Members or any class of Members or to give written consent without a meeting, the Board of Directors may set a record date, which shall not be less than two nor more than 60 days before (i) the date of the meeting or (ii) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals.
          (i) Telephonic Participation. Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 5.6(i) shall constitute presence in person at the meeting.
ARTICLE VI
MANAGEMENT OF THE COMPANY
          6.1 Board of Directors.
          (a) Establishment. There is hereby established a committee of Member representatives (the “Board of Directors”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in this Agreement. Except as otherwise set forth in this Agreement, any decisions to be made by the Board of Directors shall require the approval of the Board of Directors by majority vote. Except as such power is delegated by a majority of the Board of Directors, no Director acting alone, or with any other Directors, shall have the power to act for or on behalf of, or to bind the Company. Each Director shall be a “manager” (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement.
          (b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise expressly provided in this Agreement. The Board of Directors shall have the power on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company contemplated by Section 2.4 and to perform all acts that the Board of Directors may deem necessary or advisable in connection therewith.
          (c) Composition of the Board of Directors.
     (i) The number of Directors shall initially be four (4), of which all directors shall be elected by the holders of the Class B Units.
     (ii) Subject to, and as limited by the express provisions of this Agreement, any Director or the entire Board of Directors may be removed, with or without Cause, at any time, by the approval of the Majority Class B Holders, and the vacancy or vacancies in the Board of

Directors caused by any such removal may be filled by the approval of the Majority Class B Holders.
     (iii) Any Director of the Company may resign at any time by giving written notice to the CEO or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to, and as limited by the express provisions of this Agreement, any vacancy or vacancies in the Board of Directors caused by any such resignation may be filled by the approval of the Majority Class B Holders.
          (d) Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. Notice of each such meeting shall be mailed to each Director, addressed to such Director at his or her residence or usual place of business, at least one (1) business day before the date on which the meeting is to be held, or shall be sent to such Director at such place by telecopier or delivered personally or by telephone, not later than one (1) business day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Unless otherwise provided by law or this Agreement, the presence of Directors constituting a majority of the voting authority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the voting authority of the Directors present, except as otherwise required by law or by this Agreement.
     (i) Any Director or any member of a committee of the Board of Directors who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
     (ii) Members of the Board of Directors and any committee thereof may participate in and act at any meeting of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 6.1(d) shall constitute presence in person at the meeting.
     (iii) Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the Directors or members of the committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
     (iv) If at any time any class of Directors is entitled to a greater or lesser number of votes per Director than any other class of Directors, then references in this Agreement to a majority or other proportion of Directors shall, unless this Agreement expressly states otherwise, refer to Directors having a majority or other proportion of the votes entitled to be cast by the Directors (or quorum thereof, as the context may require).
          (e) Compensation of Directors. Directors (other than the Independent Directors) shall not receive any stated salary for their services, but shall be reimbursed for their reasonable expenses related to attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Company or any Subsidiary in any other capacity and receiving compensation therefor. The Independent Directors may receive a stated salary for their services or such other remuneration (including equity) as determined from time to time by the Board of Directors, and shall be reimbursed for any expenses related to attendance at each regular or special meeting of the Board of Directors.
          (f) Subsidiary Boards. Unless a Subsidiary is a member-managed limited liability company (in which case, no board of directors shall be elected), the Company shall reconstitute, or cause to be reconstituted, the Board of Directors or analogous governing body of each of its Subsidiaries so that such board (or analogous body) is comprised of the same individuals that serve on the Company’s Board of Directors, and such board (or analogous body) and the individuals serving thereon are subject to provisions substantially equivalent to those set forth in Sections 6.1(a) through (e).
          6.2 Committees of the Board of Directors. The Board of Directors may designate any committee thereof to perform such duties of the Board of Directors as the Directors shall delegate thereto.
          6.3 Officers.
          (a) The Company shall have such individuals as officers (“Officers”) as may be elected by the Board of Directors. The Officers of the Company shall consist of a Vice Chairman, Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and Treasurer, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, or such other Officers as may be appointed by the Board of Directors. One person may hold, and perform the duties of, any two or more of such offices. Compensation of Officers shall be fixed by the CEO or the Board of Directors from time to time. Any Officer may be removed, with or without cause, at any time by the Board of Directors. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. No Officer need be a Member or a Director.
          (b) Each Officer shall be a “manager” (as that term is used in the Delaware Act) of the Company. The Vice Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Treasurer, Executive Vice Presidents, Vice Presidents, and Secretary shall have the following duties and responsibilities:
     (i) Vice Chairman. The Vice Chairman shall perform the customary duties, responsibilities, functions and authority of the Vice Chairman, subject to the power and authority of the Board of Directors and the CEO to expand or limit such duties, responsibilities, functions and authority. Specifically, the Vice Chairman shall be responsible for the development and oversight of the Company’s network of distribution centers nationwide. He or she shall from time to time report to the Board of Directors and the CEO all matters within his or her knowledge that the interest of the Company may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the CEO.

     (ii) Chief Executive Officer. The Chief Executive Officer (the “CEO”) shall be the chief executive officer of the Company. He or she shall perform the customary duties, responsibilities, functions and authority of the Chief Executive Officer, including presiding at meetings of the Members, subject to the power and authority of the Board of Directors to expand or limit such duties, responsibilities, functions and authority. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interest of the Company may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The CEO shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to a Vice President and the other Officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The CEO shall report to the Board of Directors.
     (iii) Chief Operating Officer. The Chief Operating Officer (the “COO”) shall be the chief operating officer of the Company. He or she shall perform the customary duties, responsibilities, functions and authority of the Chief Operating Officer, subject to the power and authority of the Board of Directors and the CEO to expand or limit such duties, responsibilities, functions and authority. He or she shall from time to time report to the Board of Directors and the CEO all matters within his or her knowledge that the interest of the Company may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the CEO. The COO shall report to the CEO.
     (iv) Executive Vice Presidents. The Executive Vice President of the Company (the “Executive Vice President”), or if there be more than one, the Executive Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the CEO. In case of the absence or disability of the CEO, the duties of the office shall, if the Board of Directors or the CEO has so authorized, be performed by the Executive Vice President, or if there be more than one Executive Vice President, by such Executive Vice President as the Board of Directors or the CEO shall designate.
     (v) Vice Presidents. The Vice President of the Company (the “Vice President”), or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the President or an Executive Vice President.
     (vi) Chief Financial Officer and Treasurer. The Chief Financial Officer (the “CFO”) and Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors or by any Officer of the Company authorized by the Board of Directors to make such designation. The Chief Financial Officer and Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors, the CEO, or the COO.
     (vii) Secretary. The Secretary of the Company (the “Secretary”) shall attend all meetings of the Members and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the Members and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the CEO, the COO or any Executive Vice President.
          (c) The individuals listed below shall serve in the following offices until resignation or removal or replacement by the Board of Directors:

Name	Office
Christopher Pappas	Chief Executive Officer
John Pappas	Vice Chairman
Kenneth Clark	Chief Financial Officer, Treasurer and Secretary
James Wagner	Chief Operating Officer
          6.4 Further Delegation of Authority. The Board of Directors may, from time to time, delegate to any Person (including any Member or Officer of the Company or any Director) such authority and powers to act on behalf of the Company as it shall deem advisable in its sole discretion; provided that no such delegation shall have the effect of reducing the powers and duties of the CEO. Any delegation pursuant to this Section 6.4 may be revoked at any time and for any reason or no reason by the Board of Directors in its sole discretion.
          6.5 Fiduciary Duties. Subject to, and as limited by the provisions of this Agreement, the Directors and the Officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed under the laws of the State of Delaware by directors and officers to the stockholders of a corporation incorporated under the laws of the State of Delaware. The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of a Director or Officer otherwise existing at law or in equity, are agreed by the Members to replace such duties and liabilities of such Director or Officer.
          6.6 Performance of Duties; Liability of Directors and Officers. In performing his or her duties, each of the Directors and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid), of the following other Persons or groups: (a) one or more Officers or employees of the Company; (b) any attorney, independent accountant, or other Person employed or engaged by the Company; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Director or an Officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an Officer of the Company or any combination of the foregoing.
          6.7 Interested Party Transactions.
          (a) Contracts Permitted. Neither the Company nor any of its Subsidiaries shall enter into any transaction with any Member of the Company, any Affiliate or any member of the Family Group of such Member, or any Affiliate of any member of the Family Group of such Member, other than on terms and conditions not less favorable to the Company or such Subsidiary than those which would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. This Section 6.7(a) shall not apply to:
     (i) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are approved by a majority of the Company’s Directors;
     (ii) the payment of reasonable Directors’ fees (other than to employee Directors) and the provision of customary indemnification to Directors and Officers of the Company and its Subsidiaries;
     (iii) any transaction between the Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries;
     (iv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and not in excess of $5,000 in value in any single transaction or $15,000 in value in the aggregate during any twelve-month period; and
     (v) the issuance of Equity Securities of the Company and its Subsidiaries (other than any issuance in violation of the provisions of this Agreement), and compliance with the terms of any agreement or instrument evidencing, governing or relating to such Equity Securities.
          (b) Quorum. All Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes any interested party contract or transaction.
          6.8 Indemnification.
          (a) Third Party Actions, Suits and Proceedings. Each Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Director or Officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter a “proceeding”), shall be indemnified and held harmless by the Company at all times to the fullest extent permitted by law as in effect from time to time against all expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding that the Person had reasonable cause to believe that his or her conduct was unlawful.
          (b) Actions by the Company. The Company shall indemnify at all times to the fullest extent permitted by law as in effect from time to time any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a Director or Officer of the Company, or is or was serving at the request of the Company as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) Rights Non-exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, any vote of Members or disinterested Directors, or otherwise.
          (d) Insurance. The Company shall maintain insurance at levels that the Board of Directors determines to be adequate, at its expense, on its own behalf and on behalf of any person who is or was a Director, Officer, employee, fiduciary, or agent of the Company or any of its Subsidiaries, or was serving at the request of the Company as a manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 6.8.
          (e) Expenses. Expenses incurred by any Person described in Section 6.8(a) or 6.8(b) in defending a proceeding shall be paid by the Company in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
          (f) Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 6.8 and who are or were Members, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.
          (g) Contract Rights. The provisions of this Section 6.8 shall be deemed to be a contract right between the Company and each Director or Officer who serves in any such capacity at any time while this Section 6.8 and the relevant provisions of the Delaware Act or other applicable law are in effect, and any repeal or modification of this Section 6.8 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. The indemnification and other rights provided for in this Section 6.8 shall inure to the benefit of the heirs, executors and administrators of any Person entitled to such indemnification. Except as provided in Section 6.8(c), the Company shall indemnify any such Person seeking indemnification in connection with a proceeding initiated by such Person only if such proceeding was authorized by the Board of Directors.

          (h) Merger or Consolidation; Other Enterprises. For purposes of this Section 6.8, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, and employees or agents, so that any Person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 6.8 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 6.8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, director, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 6.8.
          (i) No Member Recourse. Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 6.8 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.
ARTICLE VII
TAX MATTERS
          7.1 Preparation of Tax Returns. The Tax Matters Partner shall arrange for the preparation and timely filing of all returns required to be filed by the Company. Each Member will upon request supply to the Tax Matters Partner all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s returns to be prepared and filed.
          7.2 Tax Elections. The Taxable Year shall be the Fiscal Year unless the Board of Directors shall determine otherwise in its sole discretion and in compliance with applicable laws. The Tax Matters Partner shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to such election.
          7.3 Tax Controversies. Kenneth Clark, the Company’s Chief Financial Officer, Treasurer and Secretary, is hereby designated the Tax Matters Partner and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partners shall keep all Members reasonably informed of the progress of any examinations, audits or other proceedings.

          7.4 Tax Allocations. All matters concerning allocations for U.S. federal, state, and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the term of this Agreement shall be determined in good faith by the Tax Matters Partner.
          7.5 Code Section 83 Safe Harbor Election.
          (a) Safe Harbor Election. By executing this Agreement, each Member authorizes the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Class C Units or similar Units of the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, that execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. In the event such election is made, the Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the Notice, including the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Safe Harbor Partnership Interest (as defined in the Notice) issued by the Company in a manner consistent with the requirements of the Notice.
          (b) Failure to Comply. Any Member or former Member that fails to comply with requirements set forth in Section 7.5(a) shall indemnify and hold harmless the Company and each adversely affected Member and former Member from and against any and all losses, liabilities, taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel), in each case resulting from such Member’s or former Member’s failure to comply with such requirements. The Board of Directors may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company and any other Person under this Section 7.5(b) (and any amount so offset with respect to such Person’s obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company). A Member’s obligations to comply with the requirements of Section 7.5(a) and to indemnify the Company and any Member or former Member under this Section 7.5(b) shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 7.5, the Company shall be treated as continuing in existence. The Company and any Member or former Member may pursue and enforce all rights and remedies it may have against each Member or former Member under this Section 7.5(b), including (i) instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter and (ii) specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 7.5(a).
          (c) Certain Amendments. Each Member authorizes the Board of Directors to amend Section 7.5(a) and Section 7.5(b) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).
ARTICLE VIII
TRANSFER OF UNITS; SUBSTITUTE MEMBERS
          8.1 Restrictions on Transfers.
          (a) General. From and after the date of this Agreement until the first to occur of (i) the consummation of a Qualified Public Offering and (ii) the seventh anniversary of the date of this Agreement, no holder of Management Units other than those held by Christopher Pappas, John Pappas and Dean or Kay Facatselis may Transfer any Management Units except (1) pursuant to Article X and (2) to a member of the Family Group of the Management Member to whom such Management Units were originally issued, so long as the Person to whom such Management Units are Transferred agrees in writing to be bound by the provisions of this Agreement as a holder of Management Units. Notwithstanding the foregoing, no Management Member may Transfer his or her Class C Units.
          (b) Intentionally Omitted.
          (c) Intentionally Omitted.
          8.2 Void Transfers. Any Transfer by any Member of any Units or other interest in the Company in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any Profits, Losses or Distributions of the Company or any other rights of a Member.
          8.3 Substituted Member.
          (a) An assignee of any Units or other interest in the Company (or any portion thereof), in accordance with the provisions of this Article VIII, shall become a Substituted Member entitled to all the rights of a Member with respect to such assigned interest if and only if (i) the assignor gives the assignee such right and (ii) the assignee has agreed in writing to be bound by the provisions of this Agreement.
          (b) The Company shall be entitled to treat the record owner of any Units or other interest in the Company as the absolute owner thereof and shall incur no liability for Distributions made in good faith to such owner until such time as a written assignment of such Units or other interest in the Company, which assignment is consented to by the Board of Directors (which consent may be withheld in its discretion), is permitted pursuant to the terms and conditions of this Article VIII, has been received and accepted by the Board of Directors and has been recorded on the books of the Company.
          (c) Upon the admission of a Substituted Member, the Schedule of Members attached hereto shall be amended to reflect the name, address and Units and other interests in the Company of such Substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company.
          8.4 Effect of Assignment. Following an assignment of an interest that is permitted under this Article VIII, the Transferee of such interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the Distributions received in respect of, such interest, shall succeed to the Capital Account associated with such interest and shall receive allocations and

Distributions under Article IV and Article IX in respect of such interest as if such Transferee were a Member.
          8.5 Additional Transfer Restrictions. Notwithstanding any other provisions of this Article VIII, no Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel (who may be counsel for the Company), satisfactory in form and substance to the Board of Directors and counsel for the Company (which opinion may be waived, in whole or in part, at the discretion of the Board of Directors), such Transfer would not (i) violate any federal securities laws or any state securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, (ii) cause the Company to be required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended, or (iii) cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1 (h)(3)).
          8.6 Legend. All Units issued, to the extent issued in certificate form, shall bear the following legend:
“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT OR STATE ACTS OR AN EXEMPTION THEREFROM. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE ISSUER (THE “COMPANY”), DATED AS OF MAY 19, 2011, BY AND AMONG CERTAIN INVESTORS, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
          8.7 Transfer Fees and Expenses. The Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.
          8.8 Effective Date. Any Transfer and any related admission of a Person as a Member in compliance with this Article VIII shall be deemed effective on such date that the Transferee or successor in interest complies with the requirements of this Agreement.
          8.9 Effect of Incapacity. Except as otherwise provided herein, the incapacity of a Member shall not dissolve or terminate the Company. In the event of such incapacity, the executor, administrator, guardian, trustee or other personal representative of the incapacitated Member shall be deemed to be the assignee of such Member’s interest and may, subject to the terms and conditions set forth in Section 8.3, become a Substituted Member.

ARTICLE IX
DISSOLUTION AND LIQUIDATION
          9.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:
          (a) the affirmative vote of the Board of Directors together with the consent of the Majority Class B Holders; or
          (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.
Except as otherwise set forth in this Section 9.1, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.
          9.2 Liquidation and Termination.
          (a) On the dissolution of the Company, the Board of Directors shall act as liquidator or (in its sole discretion) may appoint one or more representatives. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidators are as follows:
     (i) the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);
     (ii) after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 9.2(a)(i), all remaining assets of the Company shall be distributed in accordance with Section 4.1(b), after giving effect to all prior Distributions, and a final allocation of all items of income, gain, loss and expense shall be made in such a manner that, immediately before distribution of such remaining assets, the balance of each Member’s Capital Account shall be equal to the respective net amounts, positive or negative, that would be distributed to such Member or for which such Member would be liable to the Company as provided herein and in the Delaware Act; and
     (iii) any non-cash assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2. In making such Distributions, the liquidators shall allocate each type of asset (e.g., cash or cash equivalents, securities or other property) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder.
          (b) The distribution to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
          (c) If the dissolution and liquidation occur after a C Corporation Effective Date, the Board of Directors need not make any adjustments to the Capital Accounts of the Members, except those determined necessary in their sole discretion to give effect to the economic interests of the Members in he Company.
          9.3 Class C Unit Giveback Obligation. After the final distribution of the assets of the Company among the Members as provided in Section 9.2, each current and former holder of Class C Units shall be obligated to repay to the Company the excess, if any, of (a) the Distributions received by such holder from the Company in respect of Class C Units currently or previously held by such holder, over (b) the Available Profits with respect to such Class C Units. All such amounts returned to the Company shall be distributed to the Members (other than to holders of Class C Units for which a Capital Contribution is (or, on receipt of such payment, would be) required under this Section 9.3) in accordance with the provisions of Section 4.1(b). All determinations and calculations pursuant to this Section 9.3 shall be made by the Board of Directors acting in good faith and with a view toward minimizing (or eliminating) the obligations of the current and former holders of Class C Units to make payments to the Company under this Section 9.3 to the greatest extent that is possible and consistent with the provisions of Section 9.3 and its purpose. This Section 9.3 shall not apply following the C Corporation Effective Date, provided that appropriate adjustments were made to the Class C Members’ interests in the Company as of the C Corporation Effective Date.
          9.4 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board of Directors (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.4.
          9.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.2 in order to minimize any losses otherwise attendant upon such winding up.
          9.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
          9.7 Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of l976 (the “HSR Act”) is applicable to any Member, the dissolution of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.
ARTICLE X
CERTAIN AGREEMENTS
          10.1 Intentionally Omitted.
          10.2 Qualified Public Offering. If, in connection with a Qualified Public Offering (i) the Board of Directors approves a recapitalization of, or a transaction that contemplates the recapitalization of, the Company or its Subsidiaries, whether involving a merger, share exchange or otherwise (a “Recapitalization”) and (ii) pursuant to such Recapitalization, the Members will receive common stock of the corporation that will consummate such Qualified Public Offering in exchange for the Equity Securities of the Company then held by such Members, then the Company and all Members shall take all reasonable actions in connection with the consummation of such Recapitalization as the Board of Directors so requests, including the approval of a merger of the Company or one or more of its Subsidiaries with and into a corporation, execution of applicable holdback and underwriting agreements and compliance with the requirements of all laws and Governmental Entities, exchanges and other self-regulatory organizations that are applicable to, or have jurisdiction over, such Qualified Public Offering and maintenance of vesting, forfeiture and transfer restrictions with respect to common stock issued with respect to Class C Units that remain unvested at the consummation of a Qualified Public Offering. The common stock of any corporation issued to the Members in connection with any Recapitalization shall be allocated to each Member based on the dollar amount that such Member would be entitled to receive had an amount equal to the pre-offering equity value of the Company, as determined by the investment bank underwriting the Qualified Public Offering, been distributed to the Members pursuant to Section 4.1(b), after taking into account all prior Distributions or as otherwise determined by the Majority Class B Holders.
          10.3 Company Sale.
          (a) If (i) the Board of Directors and the Majority Class B Holders approve a Company Sale (an “Approved Company Sale”), then, subject to Section 10.3(b), each Member shall consent to and raise no objections against the Approved Company Sale. If the Approved Company Sale is structured as a sale of assets, merger or consolidation, then each Member shall vote for or consent to, and waive any dissenters rights, appraisal rights or similar rights in connection with, such sale, merger or consolidation. If the Approved Company Sale is structured as a Transfer of Units, then each Member shall Transfer all of his, her or its Units and rights to acquire Units on the terms and conditions approved by Members that were required to approve such Approved Company Sale (the Majority Class B Holders, the “Triggering Member”). Each Member shall take all necessary or desirable actions in connection with the consummation of an Approved Company Sale as requested by the Triggering Member, including executing a sale contract.
          (b) The obligations of the Members with respect to an Approved Company Sale are subject to the satisfaction of the following conditions: (i) each Member shall receive the same form of consideration or, if any holders of Units are given an option as to the form or amount of consideration to be received, each holder of Units shall be given the same option; (ii) each holder of then currently exercisable rights to acquire Units shall be given an opportunity to exercise such rights prior to the consummation of the Approved Company Sale and participate in such sale as a holder of such Units; and (iii) the consideration payable upon consummation of such Approved Company Sale to all Members in respect of their Units shall be apportioned (subject to adjustment for Company expenses, purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items) among the Members in respect of their Units that are subject to such Approved Company Sale in accordance with the distribution priorities set forth in Section 4.1(b), after giving effect to all prior Distributions (for each Member, such Member’s “Pro Rata Share”) and, to the extent different forms of consideration are received (subject to (i) above to the extent Members have the option as to the form), each Member shall receive its Pro Rata Share of each form of such consideration; provided that, in the event that any securities are part of the consideration payable to the Members, each Member that is not an “accredited investor” as such term is defined under the Securities Act may, in the sole discretion of the Triggering Member, receive, and hereby agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined in good faith by the Board of Directors.

          (c) Each Member transferring Units pursuant to this Section 10.3 shall pay its Pro Rata Share of the expenses incurred on behalf of the Members in connection with such Transfer and shall be obligated to join in any indemnification, escrow, purchase price holdbacks or other obligations that the Triggering Member agrees to provide or undertake in connection with such Approved Company Sale (other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Units and except to the extent that the prospective transferee permits a Member to give a guarantee, letter of credit or other mechanism in lieu of an escrow or holdback (which shall be dealt with on an individual basis)); provided that (i) the liability resulting from any such indemnity or similar obligation shall be several and not joint as among the Members, (ii) no holder shall be obligated in connection with such Approved Company Sale to agree to indemnify or hold harmless the purchasers with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Approved Company Sale and (iii) the liability resulting from any such indemnity or similar obligation shall be assessed among the holders of the Class B Units and Class C Units based on the amount of consideration such holders would have received in such Approved Company Sale if the aggregate purchase price had been reduced by the amount of such liability.
          (d) The restrictions and requirements set forth in this Section 10.3 shall continue with respect to the Units and the Members until the consummation of a Qualified Public Offering.
          10.4 Purchase Option.
          (a) If a Management Member ceases to be employed by the Company and its Subsidiaries, or if such person engages in a Competitive Activity during the term of his employment or during the two year period following termination of employment, the Management Units held by such Management Member and the members of his Family Group who acquired Management Units (directly or indirectly) in a Transfer pursuant to Section 8.1(a) (each, a “Transferee”) will be subject to purchase by the Company pursuant to the terms and conditions set forth in this Section 10.4 (the “Purchase Option”); provided, that this Section 10.4 shall not apply to any Class B Units initially issued to the Stockholders.
          (b) Subject to Section 10.4(e), the purchase price of the Management Units subject to the Purchase Option shall be as follows:
     (i) If the Management Member’s employment terminates as a Termination for Cause or if such Person engages in a Competitive Activity, then the purchase price for all Management Units subject to the Purchase Option shall be the lesser of (A) the aggregate Net Capital Contributions for such Management Units and (B) the Liquidation Value of such Management Units as of the date such person’s employment terminates (the “Termination Date”); and
     (ii) If the Management Member’s employment terminates for any reason other than a Termination for Cause (and if such Person has not engaged in a Competitive Activity), the purchase price for all Management Units subject to the Purchase Option shall be the Liquidation Value thereof as of the Termination Date (or, with respect to all vested Class C Units that vested within 181 days prior to the Termination Date, as of the date that is 181 days following the Termination Date).
          (c) The Company may elect (which election shall be irrevocable) to purchase all or any portion of any Management Units that become subject to a Purchase Option by delivering written notice (the “Purchase Notice”) to the holder or holders of such Management Units within 180 days after the Termination; provided that the Purchase Notice shall be delivered no earlier than 181 days and no later than 361 days after the Termination Date with respect to all vested Class C Units that vested within

181 days prior to the Termination Date; provided further that the Purchase Notice may be delivered at any time within 360 days after the Company is notified that the applicable Person has engaged in a Competitive Activity. The Purchase Notice will set forth the type and amount of Management Units to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The amount of Management Units to be purchased by the Company shall first be satisfied to the extent possible from the Management Units held by the Management Member at the time of delivery of the Purchase Notice. If the amount of Management Units then held by the Management Member is less than the amount of Management Units the Company has elected to purchase, the Company shall purchase the remaining Management Units elected to be purchased ratably from the Management Member’s Transferees, in accordance with the amount of Management Units held by such other holder(s) at the time of delivery of such Purchase Notice.
          (d) The closing of the purchase of Management Units pursuant to the Purchase Option shall take place on the date designated by the Company in the Purchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the Purchase Notice. The Company may, at its option, pay for the Management Units to be purchased by it pursuant to the Purchase Option by (i) cash payable by delivery of a check or a wire transfer of funds, (ii) the cancellation of any indebtedness owed by the Management Member to the Company, (iii) if the purchase price is determined pursuant to subsection (b)(i) above, the issuance of a promissory note with an initial principal amount equal to the purchase price, with interest payable annually in cash at the rate equal to the applicable federal rate at the time of issuance of such note, and principal paid at maturity, which shall be five years from the date of issuance (and prepayable at any time at the Company’s option without penalty), or (iv) a combination of (i), (ii) and (iii) above, as determined in the sole discretion of the Company, in the amount of the aggregate purchase price of the Management Units being purchased by the Company. The Company may assign its rights under this Section 10.4 to any of its Subsidiaries, and, to the extent the Company is prohibited by law or by its or its Subsidiaries’ financing agreements from repurchasing any Management Units subject to the Purchase Option, the Company may assign its right to exercise the Purchase Option with respect to such Management Units to other Members or Affiliates of other Members; provided that for so long as Bear or its Affiliates owns Units, if the Company determines to assign its rights under this Section 10.4 to any Members or Affiliates of any Members, then the Company shall offer to assign to Bear the right to purchase its pro rata share of the Management Units subject to the Purchase Option (based on Bear’s ownership of Units relative to the other Members participating in the purchase). The purchasers of Management Units hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers’ signatures be guaranteed.
          (e) All repurchases of Management Units pursuant to this Section 10.4 shall be subject to all applicable restrictions under law or contained in the Company’s and its Subsidiaries’ financing agreements. If any such restrictions prohibit the repurchase of Management Units hereunder which the Company is otherwise entitled to make, the Company shall promptly give written notice to the Management Member and his or her Transferees of such restriction, the Company’s rights under this Section 10.4 shall be preserved and time periods governing such rights or obligations shall be tolled for the duration of such restriction and the Company may make such purchases as soon as (and to the extent that) it is permitted to do so by law and such financing agreements; provided, that the purchase price of any Management Units required to be purchased at Liquidation Value pursuant to this Section 10.4 and not purchased as a result of any restrictions contemplated hereby, shall be the Liquidation Value of such Management Units as of the date the Company consummates such purchases.
          10.5 Intentionally Omitted.
          10.6 Intentionally Omitted.

ARTICLE XI
GENERAL PROVISIONS
          11.1 Power of Attorney. Each Member hereby constitutes and appoints the Board of Directors and the liquidators, with full power of substitution, as his or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Board of Directors deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Board of Directors deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Board of Directors or the liquidators deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article III or Article VIII. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.
          11.2 Amendments. Except as otherwise expressly provided herein, this Agreement may be amended, modified, or waived only by the Board of Directors with the written consent of the Majority Class B Holders; Notwithstanding the foregoing, (a) the Board of Directors may amend this Agreement, as the Board of Directors in its discretion deems necessary or appropriate to facilitate the issuance of additional Equity Securities; provided that the Board of Directors may amend this Agreement to give effect to such additional issuance only if the Board of Directors determines in good faith that such issuance is in the best interests of the Company and its Members, and (b) without the prior written consent of the Majority Class B Holders, the Board of Directors shall not cause the Company to issue more than 8,333,333 Class C Units.
          11.3 No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property or the right to own or use particular or individual assets of the Company.
          11.4 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
          11.5 Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.
          11.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          11.7 Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
          11.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.
          11.9 Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York time on a business day, and otherwise on the next business day, or (c) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth on the Schedule of Members attached hereto, or in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board of Directors or the Company shall be deemed given if received by the Board of Directors at 100 East Ridge Road, Ridgefield, CT 06877.
          11.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.
          11.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
          11.12 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
          11.13 Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (including the Original Agreement).

          11.14 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
          11.15 Survival. Sections 4.6 and 6.8 shall survive and continue in full force in accordance with its terms, notwithstanding any termination of this Agreement or the dissolution of the Company.
          11.16 Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose any Member’s name or identity as an investor in the Company or any Subsidiary in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed), unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall use its reasonable best efforts (which may include the incurrence of reasonable expenses) to give written notice to such Person describing in reasonable detail the proposed content of such disclosure and to permit such Person to review and comment upon the form and substance of such disclosure.
          11.17 Reports.
          (a) The Company shall deliver or cause to be delivered to each Member, within 90 days after the end of each Fiscal Year, an annual report containing a statement of changes in the Member’s equity and the Member’s Capital Account balance for such Fiscal Year (if any).
          (b) The Company shall deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person that was a Member at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns.
          11.18 Confidentiality. By executing this Agreement, each Member expressly agrees to maintain, for so long as such Person is a Member and for two years thereafter, the confidentiality of, and not to disclose to any Person other than the Company, another Member or a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company or any of its Subsidiaries that shall not be generally known to the public, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction and except in the case of any Member who is employed by the Company or its Subsidiaries, in the ordinary course of his or her duties; provided, however, that a Member may report to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information). Notwithstanding the provisions of this Section 11.18 to the contrary, if a Member desires to undertake any Transfer of its Units permitted by this Agreement, such Member may, upon the execution of a confidentiality agreement (in form reasonably acceptable to the Company’s legal counsel) by any bona fide potential Transferee, disclose to such potential Transferee information of the sort otherwise restricted by this Section 11.18 if such Member reasonably believes such disclosure is necessary for the purpose of Transferring such Units to the bona fide potential Transferee.
[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

CHEFS’ WAREHOUSE HOLDINGS, LLC
By:	/s/ Christopher Pappas
Name:	Christopher Pappas
Title:	Chief Executive Officer

MEMBERS Class B Unitholders
/s/ Christopher Pappas
Christopher Pappas

/s/ John Pappas
John Pappas

/s/ Dean Facatselis
Dean Facatselis

/s/ Kay Facatselis
Kay Facatselis

Class C Unitholders
/s/ Robert Campion
Robert Campion

/s/ Kenneth Clark
Kenneth Clark

/s/ Edward Feron
Edward Feron

/s/ Stephen Kass
Stephen Kass

Signature Page to
Amended and Restated
Limited Liability Company Agreement

/s/ Patricia Lecouras
Patricia Lecouras

/s/ Frank O’Dowd
Frank O’Dowd

/s/ Dimitri Papadopoulos
Dimitri Papadopoulos

/s/ Constantine Papataros
Constantine Papataros

/s/ Jonathan Steckler
Jonathan Steckler

/s/ Jeff Tantillo
Jeff Tantillo

/s/ James Wagner
James Wagner

EXHIBIT A
Form of Non-competition and Non-solicitation Agreement
(see attached)

EMPLOYEE CONFIDENTIALITY, NON-SOLICIT

NON-INTERFERENCE AND NON-COMPETE AGREEMENT
     AGREEMENT made this day of _________, 2011 by and between The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation, (“Company”) and ____________, an employee of the Company (“Employee”).
WITNESSETH:
     WHEREAS, the Employee is employed by the Company; and
     WHEREAS, the Employee has entered into a certain Confidentiality Undertaking,
     NOW, THEREFORE, in consideration of the Employee’s employment or continued employment with the Company, and of the compensation paid and to be paid, and other benefits conferred on Employee by virtue of the employment, it is hereby agreed as follows:
     1. Introduction. Employee acknowledges and agrees that the Company is engaged in a highly competitive business and that its success is dependent on, among other things, developing and maintaining special relationships with its clients and creating and adapting proprietary technologies and business methods and methodologies to deliver cost-effective goods and services that meet each of its clients’ particular needs and preferences. Employee also acknowledges and agrees that the Company has expended and will expend considerable time, effort and money in attracting and retaining the patronage of its clients.
     2. Confidentiality. I agree that during the course of my employment with The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation, I have and/or will have access to Confidential Information about The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation, its customers, employees, subcontractors, vendors, suppliers, referral sources and its owners, officers and employees. This Confidential Information includes, but is not limited to, customer names, customer information, financial information, referral sources, business information, personal and financial information about the services of The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation and its owners, officers

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and employees, mailing lists, reports, files, memoranda, computer records, manuals, marketing materials and strategies or other physical or electronic property or personal property or confidential information which I received, prepared, helped prepare or had access to during my employment (“Confidential Information”). I understand and agree that I was given access to this Confidential Information and/or have received it only for use by, for and/or at The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation. I acknowledge that I have no ownership right or interest in any information used or developed during my employment with The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation. I understand and agree that I will keep all information regarding The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation or his business confidential at all times during and after my employment and that I will not use or disclose in any way Confidential Information regarding The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation, its customer referral sources or subcontractors at any time during my employment or after my employment terminates.
     3. Non-Solicitation Covenants.
     (a) Employee covenants and agrees that during the course of his/her employment by the Company, and for a period of two (2) years after he/she ceases to be employed by the Company (regardless of the reason for cessation and at whose instance) he/she will not directly or indirectly solicit or encourage any customer or referral source of the Company to cease doing business with or reduce their business with the Company;
     (b) Employee further agrees not to solicit directly or indirectly any customer or referral source for any food products or business that competes with The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation for a period of two years after the termination of his or her employment;
     (c) Employee further agrees not to directly or indirectly solicit or encourage any employee to leave their employment with or cease providing services to The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation for a period of two years from the date of termination of their employment;

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     (d) Employee further agrees for a period of six months from the date of termination of their employment not to become employed by, advise, render services to, consult or do business with any of the following direct competitors of The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation or similar businesses in the future which directly compete with The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation:
     1. Baldor
     2. Ace Endico
     3. Primzie
     4. GAF Seeling
     5. J King
     6. Julius Silvert
     7. US Foods
     8. Sysco Corporation
     4. For the purposes of this Agreement, “clients” shall mean any person, business or entity which either (i) has transacted any business with the Company within the last 12 months prior to the termination of Employee’s employment, or (ii) was actively pursued by the Company or (iii) for whom there was a pending proposal which was not rejected by the client during the twelve month period preceding the cessation of Employee’s employment by the Company.
     5. Condition for Employment. Employee understands and acknowledges that the Company is relying and will rely on Employee’s non-competition and non-solicitation covenants as set forth in paragraph 2 of this Agreement in employing or continuing the employment of Employee.
     6. At Will Employment. Nothing in this Agreement is intended or may be construed to create an employment relationship of any particular duration. Employee acknowledges and agrees that he/she is an “at will” employee of the Company, and that either party may terminate Employee’s employment at any time, with or without reason or cause without prior notice.

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     7. Employability of Employee. Employee represents and acknowledges that his/her background, training, skills and experience enable Employee to pursue and qualify for employment that will not violate the provisions of this Agreement, and, therefore, that enforcement of this Agreement will not effect a forfeiture of Employee’s ability to perform Employee’s trade or earn a living.
     8. Disclosure of Agreement. Employee will disclose the existence of this Agreement and its terms to any employer and prospective employer during the two-year period following cessation of Employee’s employment by the Company. Employee authorizes the Company to furnish a copy of this Agreement to any prospective or actual employer, partner, co-venturer, etc. of Employee for a period of two years following cessation of Employee’s employment by the Company.
     9. Enforceability; Injunction. Employee acknowledges and agrees that the Company will suffer irreparable injury, if Employee breaches the non-solicitation covenant contained in paragraph 2, that the Company’s damages may be difficult or impossible to ascertain with precision, and that the Company will have no adequate remedy at law. Accordingly, Employee agrees that in the event of any such breach or threatened breach the Company shall be entitled to immediate injunctive relief, in addition to any other remedy it may have or seek, without necessity of bond.
     10. Miscellaneous.
          (a) This Agreement shall be governed, construed and enforced in accordance with the substantive laws of the State of New York, without giving effect to conflict of laws and principles.
          (b) This Agreement may not be amended, modified, superseded, terminated, or canceled, and none of the terms or covenants hereof may be waived, except by a written instrument duly executed by the Company.
          (c) The failure of the Company or Employee at any time or times to require performance of any provision hereof shall in no manner effect its right at a later time to enforce the same. No waiver by the Company or Employee of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such breach or of a breach of any other term or covenant of this Agreement.

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          (d) Employee and the Company agree that any action to enforce, construe or interpret, or otherwise effecting this Agreement may only be brought in either the State or Federal Courts serving and located on Long Island, New York, and the parties hereby irrevocably submit and consent to the jurisdiction of those courts.
          (e) Employee acknowledges that he/she has been advised by the Company to consult with counsel before entering into this Agreement, and Employee represents that he/she has availed him/herself of such advice and consultation as he/she has deemed appropriate. Employee further acknowledges that he/she has read and understands this Agreement.
          (f) In any legal action to enforce, construe or interpret, or otherwise effecting this Agreement the Court may award, and Employee agrees to pay, the reasonable counsel fees and other legal expenses of the Company, in addition to any other relief as may be granted in the Company’s favor.
          (g) All prior discussions, negotiations, understandings and oral agreements between Employee and the Company regarding the subject matter of this Agreement are merged herein, and of no further force and effect. Prior written agreements between Employee and the Company shall continue in full force and effect, except and only to the extent if any, they are consistent with this Agreement. In the event the terms of this Agreement conflict with the terms of any prior written agreement between the parties, the terms of this Agreement will take precedence and control.
     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first stated above.

Employee Signature	Date

Printed or Typed Employee Name

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The Chefs’ Warehouse Holdings, LLC/Dairyland USA Corporation

By:

Title:

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